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                                                                    EXHIBIT 23.1


               CONSENT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS


We consent to the reference to our firm under the caption "Experts" and to the use of our report dated January 21, 2000, except for Note 9, as to which the date is April 3, 2000, in the Registration Statement (Form S-1 No. 333-38688) and related Prospectus of Covad Communications Group, Inc. for the registration of up to 5,013,466 shares of its common stock.

                                   /s/ Ernst & Young LLP






Walnut Creek, California
August 22, 2000